Oil Container Supplier Agreement

Party A (Buyer): Gansu JOY Agricultural Technology Co., Ltd.
Party B (Seller and Manufacturer):

The Party A desires that Party B provides the plastic barrel for the sunflower oil produced by Party A, according to the national standard on product quality. Therefore, the Parties are, hereafter, entering into this Agreement to set forth the terms and conditions under which Party B shall provide the plastic barrel to Party A.

1.  The Requirements on Products and Delivery:
1.1
Party B is fully responsible for manufacturing the plastic barrel according to the quality standard provided by Party A (The National Quality and Technical Standard). Party A should inform Party B of its sunflower oil production plan and order specifications on plastic barrel (Brand name, License, Logo, Shape of barrel, Patterns and Quantity etc.) with at least __ days in advance;

1.2
Party B should strictly follow the written production plan and order prepared by Party A, when making plastic barrel (including Brand name, License, Logo, Shape of barrel, Patterns and Quantity etc.). All the incurred manufacturing expenditure is born by Party B;

1.3
The ownership of trademark and plastic barrel manufactured by Party B, under the order of Party A, belongs to Party A. Party B should not sell them to other party without written consent made by Party A;

1.4
During the term of this Agreement, Party A should inform Party B in written, if there is any change or termination of orders. Party A should bear all the manufacturing cost incurred by change or termination of orders (including those unreleased order, but already projected in the production plan), if Party A unilaterally changes or terminates its production plan and order of plastic barrel.

1.5	Party B should exchange all the plastic barrels it supplied for the breakage;
1.6	Party B is responsible to exchange all the expired or obsolete products with new ones and Party A bears all the incurred costs and losses;
1.7	During the term of this Agreement, Party A schedules to purchasing __ pieces of plastic barrels and the specification on products will be informed later by Party A.

2.  Quality Assurance:
2.1	Party B pledges that all the plastic barrels it made meet the National Quality and Technical Standard. And the barrel material are selected based on its performance, as required by Party A;
2.2
If the plastic barrels are in quality dispute and it is decided by the quality and technical supervision authority (should be a legally qualified institute), who performs the investigation, that it is Party B’s fault for the quality defect. Party B should take full responsibility and take any subsequent obligation, and Party A is entitled to terminating this Agreement unilaterally, thereafter.

3.  Transportation:
Party B is responsible to deliver the plastic barrels to the warehouse specified by Party A and Party A disburses transportation cost.

4.  Settlement:
The billing amount is based on the actual accepted barrels, which have been checked by Party A. Party A will make disbursement within __ days after the barrels being accepted.

5.   Default
During the term of this Agreement, both parties should not default in any way. Otherwise, the default party should pay damages to the non-default party, equal to 20% of the proceeds under this Agreement.

6.  Validity
This Agreement is executed in two copies and takes effect on the date of execution. The term of this agreement is one year.

Party A: (Official Stamp)

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Person in Charge: (Signature)

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Date:

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Party B: (Official Stamp)

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Person in Charge: (Signature)

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Date:

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